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                                                                   EXHIBIT 12(B)

                            GENERAL ELECTRIC COMPANY

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                         THREE MONTHS
                                                   YEAR ENDED DECEMBER 31,                  ENDED
                                       -----------------------------------------------    MARCH 31,
                                        1990      1991      1992      1993      1994         1995
                                       -------   -------   -------   -------   -------   ------------
                                                           (DOLLARS IN MILLIONS)
GENERAL ELECTRIC COMPANY EXCEPT
  GE CAPITAL SERVICES
"Earnings"(a)........................  $ 5,256   $ 5,329   $ 5,582   $ 5,511   $ 7,828      $1,827
Less: Equity in undistributed
      earnings of GE Capital
      Services(b)....................     (775)     (871)     (831)     (957)   (1,181)       (366)
Plus: Interest and other financial
      charges included in expense....      962       893       768       525       410         126
      One-third of rental
  expense(c).........................      207       225       228       212       171          43
                                       -------   -------   -------   -------   -------   ------------
Adjusted "earnings"..................  $ 5,650   $ 5,576   $ 5,747   $ 5,291   $ 7,228      $1,630
                                       =======   =======   =======   =======   =======   ===========
Fixed Charges:
  Interest and other financial
     charges.........................  $   962   $   893   $   768   $   525   $   410      $  126
  Interest capitalized...............       26        33        29        21        21           1
  One-third of rental expense(c).....      207       225       228       212       171          43
                                       -------   -------   -------   -------   -------   ------------
  Total fixed charges................  $ 1,195   $ 1,151   $ 1,025   $   758   $   602      $  170
                                       =======   =======   =======   =======   =======   ===========
Ratio of earnings to fixed charges...     4.73      4.84      5.61      6.98     12.01        9.59
                                       =======   =======   =======   =======   =======   ===========
GENERAL ELECTRIC COMPANY AND
  CONSOLIDATED AFFILIATES
"Earnings"(a)........................  $ 5,621   $ 5,679   $ 6,026   $ 6,287   $ 8,831      $2,121
Plus: Interest and other financial
      charges included in expense....    5,397     5,270     4,512     4,096     4,994       1,678
      One-third of rental
  expense(c).........................      240       261       320       349       327          80
                                       -------   -------   -------   -------   -------   ------------
Adjusted "earnings"..................  $11,258   $11,210   $10,858   $10,732   $14,152      $3,879
                                       =======   =======   =======   =======   =======   ===========
Fixed Charges:
  Interest and other financial
     charges.........................  $ 5,397   $ 5,270   $ 4,512   $ 4,096   $ 4,994      $1,678
  Interest capitalized...............       46        41        35        26        30           4
  One-third of rental expense(c).....      240       261       320       349       327          80
                                       -------   -------   -------   -------   -------   ------------
  Total fixed charges................  $ 5,683   $ 5,572   $ 4,867   $ 4,471   $ 5,351      $1,762
                                       =======   =======   =======   =======   =======   ===========
  Ratio of earnings to fixed
     charges.........................     1.98      2.01      2.23      2.40      2.64        2.20
                                       =======   =======   =======   =======   =======   ===========

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(a) Earnings for all years consist of earnings from continuing operations before income taxes and minority interest. For 1991 and 1993, earnings are before cumulative effects of changes in accounting principle.

(b) Earnings for all years consist of earnings from continuing operations after income taxes. For 1991, earnings are from continuing operations before cumulative effect of change in accounting principle.

(c) Considered to be representative of interest factor in rental expense.